LINCOLN INTERNATIONAL CORPORATION
                           SUITE NO. 6
                       120 VILLAGE SQUARE
                  LOUISVILLE, KENTUCKY   40243



            Notice of Annual Meeting of Shareholders

           To be held on the 4th day of December, 1998



          Notice is hereby given that the Annual Shareholders
Meeting of Lincoln International Corporation will be held at the corporate offices located at Suite 6, 120 Village Square,
Louisville, Kentucky, on the 4th day of December, 1998, at 9:30 a.m. (EST) for the following purposes:

               (1)  Election of five directors of
          Lincoln International Corporation to hold office for one year and/or until their successors shall have been duly elected and qualified.

               (2) Vote on a proposed resolution approving the sale of the real estate currently utilized primarily by Bourbon Stock Yards and continuing in business after the sale, seeking a new location from which to operate the livestock auction business and continuing efforts to find merger and acquisition candidates.

               (3) Transactions of any other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the 31st day of October, 1998, as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting.

          We look forward to seeing you at the meeting.

          Dated, this the 13th day of November, 1998.

                                   Cordially,


                                   Richard Dolin, Secretary


          I N F O R M A T I O N    S T A T E M E N T

               For Annual Meeting of Shareholders
                   To be held December 4, 1998

          This statement is furnished inc connection with matters to be voted at the Annual Meeting of Shareholders of Lincoln International Corporation (the "Company") to be held at 9:30 a.m. EST on Friday, December 4, 1998 at the corporate office located at Suite 6, 120 Village Square, Louisville, Kentucky, and at any and all adjournments thereof with respect to the matters referred to in the accompanying notice.

      *      *      *      *      *      *      *      *      *

              WE ARE NOT ASKING YOU FOR A PROXY AND
             YOU ARE REQUESTED NOT TO SEND A PROXY.

      *      *      *      *      *      *      *      *      *

                VOTING SECURITIES AND RECORD DATE

          The Voting Common Stock without par value is the only class of securities. Holders of record at the close of business on October 31, 1998 are entitled to notice of the meeting and to vote at the meeting or any adjournment thereof. At the close of business on October 31, 1998, there were outstanding 3,986 shares of voting common shares which are entitled to vote at this meeting. Each share is entitled to one vote per share and in the election of directors is entitled to cumulative voting by statute. Thus holders of the common stock are entitled to vote a number of votes per share so held equal to the number of directors to be elected (for this meeting five directors are to be elected) and may cast all such votes for one candidate or distribute said votes in any manner desired.


                QUORUM AND PRINCIPAL SHAREHOLDERS

          The presence, in person or by proxy, of the holders of a majority of the total of the outstanding voting shares is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the meeting will require the affirmative vote of the holders of a majority of the shares present at the meeting.

          All known beneficial owners of more than 5% of the Company common stock are also directors and nominees for director positions. For the ownership positions of said beneficial owners, see the next section.
ELECTION OF DIRECTORS

          The number of directors to be elected are five (5).
These directors are to be elected at the meeting, each to hold office until the next Annual meeting of stockholders and/or until successors shall have been elected an qualified. All five (5) of the directors being nominated have serbed as directors for the past year. Upon election, the five directors will constitute the entire Board of Directors of the Company.

NAME OF NOMINEE AND          TOTAL SHARES OWNED      APPROXIMATE
PREVIOUS POSITION WITH          OF RECORD OR        PERCENTAGE OF
LINCOLN INTERNATIONAL           BENEFICIALLY      STOCK OUTSTANDING

Thurman L. Sisney,
Chairman                        1,273 *                 31.9%

Richard Dolin,
Director                            0                   14.4%

Janet Clark Frockt,
Director                          574 **                14.4%

Richard Jay Frockt,
Director                          574 **

Russell R. Roth
Director                            0

Total Directors/Officers        2,421                   60.7%

* 125 shares of Lincoln International Corporation are owned by Drivers and Drovers Diversified, Inc., a Kentucky corporation of which Thurman L. Sisney owns two-thirds (2/3) of the outstanding stock.

** Richard Frockt, a Director of the Company, is the beneficiary of a tax-deferred annuity which in turn is the owner of all of the outstanding capital stock of Salina Investment LTD, the record holder of 574 shares. In addition, Janet Frockt, the wife of Richard Frockt and a Director of the Company, is the beneficiary of a tax-deferred annuity which in turn is the owner of all of the capital stock of Pyramid Securities LTD, the record holder of 574 shares. Mr. Frockt disclaims any beneficial ownership interest in the shares which Mrs. Frockt is the beneficiary. Mrs. Frockt disclaims any beneficial ownership in the shares to which Mr. Frockt is the beneficiary.

          Management has no reason to believe that any of the persons named above will be unable or unavailable to accept nominations but should this occur, the present Board of Directors may recommend other individuals at the meeting.



                     BACKGROUND OF NOMINEES

          Thurman L. Sisney - Mr. Sisney is President, Chairman of the Board and Chief Executive Officer of Lincoln International Corporation. He has a masters degree in business administration and a law degree from the University of Louisville and has been in private practice since 1980. Mr. Sisney has served as general counsel to the Kentucky Finance and Administration Cabinet as well as counsel and legislative liaison to the governor of Kentucky. He has also served as General Counsel and Deputy Commissioner of the Kentucky Department of Agriculture. Mr. Sisney is active in numerous civic and charitable organizations including the board of trustees of the United Methodist Church, founder and President of the International Association of Convention and Hospitality and Industry Attorney's Association.

          Richard Dolin - Mr. Dolin has a juris doctorate degree from the University of Louisville law school and is a graduate of Louisville Presbyterian Theological Seminary where he earned a double competency degree in law and theology. He has a masters degree in Business Administration from Bellarmine College and has done doctoral work in business administration at the University of Kentucky. Mr. Dolin is associate pastor for the Harvey Browne Memorial Presbyterian Church in Louisville, Kentucky, and is responsible for adult education programs and out-reach activities and also serves as president of Nomos, Ltd., which provides consultation to small and medium sized organizations regarding strategic planning, accounting, budgeting, and related matters. Mr. Dolin is involved in many community activities including work for building homes for developmentally disabled adults.

          Janet Clark Frockt - Mrs. Frockt has a B.A. in Dramatic Arts from the University of California at Santa Barbara. She has performed with the Wand'ring Minstrels Theatrical Group and Theatre A La Carte in Louisville, Kentucky. Mrs. Frockt is also the author, Assistant Director and Producer of the film "Dominant Positions", an original screenplay filmed for PBS.

          Richard Jay Frockt - Mr. Frockt has a B.S. in History from Western Kentucky University and a juris doctorate from the University of Louisville Law School. He was a capital partner with the law firm Barnett and Alagia in Louisville until 1986, when he became the Chief Operating Officer of TMC Communications, a regional long distance telephone company in Santa Barbara, California. Mr. Frockt founded WCT Communications, Inc. in 1989. He served as Chairman of the Board and Chief Executive Officer of that company until 1995, seeing revenues grow to an annualized $150,000,000 and managing an IPO (initial public offering) and NASDAQ National Market Listing in 1993.

          Russell R. Roth - Mr. Roth earned a B.S. in Economics from the University of Kansas and an MBA in Finance from the University of Michigan. He has served as Chief Financial Officer of Cessna Aircraft Company which merged into General Dynamics Corporation in 1986. He then became Chief Financial Officer of Sotheby Art Auction Company in New York City, spearheading that company's IPO (initial public offering) in 1988. Mr. Roth founded Las Vegas Investment Report in 1993. This publication reports upon and analyzes the gaming industry.

          There were four (4) meetings of the Board of Directors held during the fiscal year 1997-1998. During this time Lincoln International Corporation operated with a six (6) person Board consisting of the above nominees and Mr. David Barhorst. Mr. Barhorst resigned form his director's position on June 17, 1998 for personal reasons. The Company has no standing compensation, nominating or audit committees. Rather the entire Board of Directors performs the functions of such committees.


        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

          The Company's consolidated financial statements for the year ended July 31, 1998 were examined by Potter & Company, LLP.
In connection with the audit function, Potter & Company, LLP also reviewed Lincoln International Corporation's annual report filed with the Securities and Exchange Commission and provided other professional services to the Company, including advice with respect to the accounting treatment of various items. It is the intention of the Company's management to engage Potter & Company, LLP to perform similar functions during the upcoming fiscal year.

          Representatives of the auditing firm of Potter & Company, LLP are expected to be present at the annual stockholders meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.


       APPROVAL OF SALE OF BOURBON STOCK YARDS REAL ESTATE

          The Board of Lincoln International Corporation recommends shareholder approval of a resolution to sell the Bourbon Stock Yards (said real property constituting the primary asset of the Company) to Home of the Innocents, Inc. (a not for profit corporation) for the sum of Three Million Four Hundred Thousand dollars ($3,400,000) to invest the proceeds of said sale in marketable securities, and to continue the search for alternative business opportunities through merger or acquisition to revitalize and redirect the Company as a public corporation.

          The purchase price of $3,400,000 contemplates transfer of approximately twenty two (22) acres, which constitutes all remaining real estate owned by the Company. The purchase is contingent upon several requirements, primarily the obtaining of all necessary utility, zoning, etc. permits and the governmental approvals necessary to develop the property according to the purchaser's needs. A copy of the purchase agreement shall be made available at the Company's offices for review by shareholders.

          Any questions regarding the above resolution and its effects may be directed to management or the Company's counsel at the Annual Meeting.


                          OTHER MATTERS

          Management does not know of any other matters to be presented for action at the meeting. However, in the event that any other matters properly come before the 1998 annual meeting, such matters shall be acted upon accordingly.

          On May 4, 1998, the Board of Directors approved a secondary stock offering limited to only Kentucky residents allowing each shareholder to purchase one share of stock, accompanied by one warrant to purchase one additional share of common stock for the amount of one hundred dollars ($100.00). Directors of the Company were to be allowed to exercise any purchase rights not exercised by shareholders in a manner or amount subsequently decided by the Board. The purpose of the limited offering was to raise funds to begin construction and cleanup of the Bourbon property in order to make the property more income productive along with other necessary capital expenditures. any action on the offering was put on temporary hold pending further clarification of the direction the Company must take.


                      STOCKHOLDER PROPOSALS

          Proposals by stockholders intended to be present at the next annual meeting in 1999 must be received by the Company's Secretary on or before July 31, 1999 in order to be included in the information statement for that meeting. Proposals must be directed to Mr. Richard Dolin, Secretary, at P.O. Box 43129, Louisville, KY 40253.


                          ANNUAL REPORT

          The Annual Report of Lincoln International Corporation for the fiscal year ended July 31, 1998, was mailed to shareholders simultaneously with this Information Statement and shareholders are referred to said report for fiscal and other information concerning the Company's activities, but such report and Financial Statements are not to be deemed a part of the material contained in this Information Statement.


          A COPY OF THE COMPANY'S 1998 ANNUAL REPORT (FORM 10-K) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO: Mr. Richard Dolin, P.O. Box 43129, Louisville, KY 40253.



          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

          By order of the Board of Directors.


                                   _________________________
                                   Richard Dolin, Secretary